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                                  EXHIBIT 5(a)

                  PIEDMONT NATURAL GAS COMPANY, INC. LETTERHEAD

                                                               December 31, 2001

Piedmont Natural Gas Company, Inc.
1915 Rexford Road
Charlotte, North Carolina 28211

      Re:    Registration Statement on Form S-8 filed on
             December 31, 2001, with respect to 10,000 Shares of Common Stock
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Gentlemen:

         I have acted as counsel to Piedmont Natural Gas Company, Inc., a North Carolina corporation (the "Company"), in connection with the registration by the Company of 10,000 shares of its Common Stock (the "Common Stock") and Series A Junior Participating Preferred Rights attached thereto (the "Rights"), each for offer and sale in connection with the Piedmont Natural Gas Company Salary Investment Plan and the Piedmont Natural Gas Company Payroll Investment Plan (the "Plan"). All capitalized terms which are not defined here shall have the meanings assigned to them in the Registration Statement on Form S-3 (as amended, the "Registration Statement") which is being filed on the date hereof with the Securities and Exchange Commission ("SEC") by the Company pursuant to the Securities Act of 1933, as amended (the "Act").

         In connection with my examination of documents as hereinafter described, I have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. With respect to agreements and instruments executed by natural persons, I have assumed the legal competency of such persons.

         For the purpose of rendering this opinion, I have made such factual and legal examination as I have deemed necessary under the circumstances, and in that connection I have examined, among other things, originals or copies of the following:

         (1) The Articles of Incorporation of the Company, as amended to date;

         (2) The By-Laws of the Company, as amended to date;

         (3) The Registration Statement shall have become effective under the Securities Act;

         (4) Such records of the corporate proceedings of the Company, and such other documents that I have considered necessary or appropriate for the purpose of rendering this opinion; and

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         (5) Such other certificates and assurances from public officials, officers and representatives of the Company that I have considered necessary or appropriate for the purpose of rendering this opinion.

         On the basis of the foregoing examination, and in reliance thereon, I am of the opinion that (subject to compliance with the pertinent provisions of the Act to compliance with such securities or "blue sky" laws of any jurisdiction as may be applicable):

         1. When appropriate authorizations by regulatory authorities have been obtained, if any, with respect to the issuance and sale of the Common Stock shall have been granted;

         2. The Company's Board of Directors shall have approved the issuance and sale of the Common Stock by the Company;

         3. The Registration Statement shall have become effective under the Act; and

         4. The Common Stock shall have been duly authorized, issued and delivered for the consideration set forth in the Plan and in accordance with the actions hereinabove mentioned,

then the Common Stock will be duly authorized and valid and binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

         This opinion is limited to the present federal laws of the United States, and to the present judicial interpretations thereof and to the facts as they presently exist. The undersigned undertakes no obligation to advise the Company as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to my attention after the date hereof.

         This opinion may be filed as an exhibit to the Registration Statement.

                                        Sincerely,

                                        /s/ Martin C. Ruegsegger
                                        Martin C. Ruegsegger